UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2019 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On April 16, 2019, bluebird bio, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with Aventis Inc. (the “Sublessor”) for office space located in the building located at 50 Binney Street in Cambridge, MA (the “Premises”), that is subject to a lease agreement by and between the Sublessor and ARE-MA Region 40, LLC (the “Landlord”), dated as of March 25, 2015, as amended on October 27, 2015 (the “Lease”). The Company’s purpose for entering into the Sublease is to supplement the Company’s corporate headquarters located at 60 Binney Street in Cambridge, MA.

Under the terms of the Sublease and subject to the Landlord’s consent to the Sublease, the Company will lease approximately 267,278 square feet at the Premises at $99.95 per square foot per year in base rent, which is subject to scheduled annual increases, plus certain operating expenses and taxes, starting on July 1, 2021 (the “Commencement Date”) and ending on December 31, 2030, unless the Company earlier occupies the Premises or other conditions specified in the Sublease occur. The Sublessor has the right to postpone the Commencement Date until January 1, 2022 by providing not less than nine months’ prior written notice to the Company. If the Landlord does not give its written consent to the Sublease within 120 days after the execution date of the Sublease, either the Company or the Sublessor may elect to cancel the Sublease prior to the Landlord’s consent, by giving written notice within 60 days after the expiration of the 120-day period.

The foregoing description of the terms of the Lease does not purport to be complete, and is qualified in its entirety by reference to the full text of the Lease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on June 30, 2019.

Item 2.03Creation of a Direct Financial Obligation.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2019	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Operating and Legal Officer